UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 13, 2014 (Date of earliest event reported)
Zumiez Inc. (Exact name of registrant as specified in its charter)

WA (State or other jurisdiction of incorporation)	000-51300 (Commission File Number)	91-1040022 (IRS Employer Identification Number)

4001 204th Street SW, Lynnwood, WA (Address of principal executive offices)		98036 (Zip Code)
4255511500 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 13, 2014, Zumiez Inc. issued a press release (the "Press Release") reporting its financial results for the fourth quarter ended February 1, 2014, a copy of which is attached hereto as Exhibit 99.1 and the contents of which are incorporated herein by this reference.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this report and the Press Release shall not be deemed "Filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

Effective as of March 12, 2014, the Board of Directors of Zumiez Inc. (the "Company") has approved the repurchase of up to an additional $30 million of its Common Stock (the "New Repurchase Program"). The repurchases will be made from time to time on the open market at prevailing market prices. The New Repurchase Program is expected to continue through the fiscal year 2014 that will end on January 31, 2015, unless the time period is extended or shortened by the Board of Directors. The New Repurchase Program is in addition to the current repurchase program previously approved by the Board of Directors on December 4, 2013.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Zumiez Inc. dated March 13, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2014	ZUMIEZ INC. By: /s/ Richard M. Brooks Richard M. Brooks Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Zumiez Inc. dated March 13, 2014